UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 October 8, 2004
                Date of Report (Date of earliest event reported)

                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)

    Nevada                             0-19118                74-2584033
 (State or other jurisdiction of     (Commission           (IRS Employer
  incorporation)                      File Number)          Identification No.)


                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788

   (Address of principal executive offices and Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The information in this Report (including Exhibit 99.1) is furnished pursuant to
Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section. The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

On October 7, 2004, Abraxas Petroleum Corporation (the "Company") announced in a press release that it has reached an agreement to repurchase approximately $15.5 million aggregate principal amount of its 11.5% secured notes due 2007, including accrued interest, for approximately $14.7 million, from certain affiliates of Guggenheim Capital, LLC.

Item 9.01 Financial Statements and Exhibits

         (c)      Exhibits

                  99.1 Press Release dated October 7, 2004 entitled "Abraxas Reaches Agreement to Repurchase $15.5 Million of its Outstanding Secured Notes"

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Abraxas Petroleum Corporation

                          By: _________________________________________________
                              Chris Williford
                              Executive Vice President, Chief Financial
                              Officer and Treasurer

Dated:  October 8, 2004

                                                                   Exhibit 99.1


                                  NEWS RELEASE

              ABRAXAS REACHES AGREEMENT TO REPURCHASE $15.5 MILLION
                        OF ITS OUTSTANDING SECURED NOTES

     SAN ANTONIO, TX (October 7, 2004) - Abraxas Petroleum Corporation (the "Company") (AMEX:ABP) announced today that it has agreed to acquire approximately $15.5 million aggregate principal amount of its 11.5% Secured Notes due 2007, including accrued interest, for approximately $14.7 million, from certain affiliates of Guggenheim Capital, LLC. Certain affiliates of Guggenheim Capital, LLC arranged the Company's current senior credit facility. The Company will pay for the transaction using borrowings under the Company's senior credit facility and cash on hand.

     Abraxas Petroleum Corporation is a San Antonio-based natural gas and crude oil exploitation and production company. The Company operates in Texas, Wyoming and western Canada.

     Guggenheim Capital, LLC is a privately held, diversified financial services firm that, through its affiliated entities, provides financial advisory services, corporate finance, wealth management and investment management products to high-net-worth individuals and institutional investors. Presently, the firm and its affiliates manage and provide advisory services with respect to more than $90 billion of investment assets.

     Safe Harbor for forward-looking statement: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by the Company for natural gas and crude oil. In addition, the Company's future natural gas and crude oil production is highly dependent upon the Company's level of success in acquiring or finding additional reserves.
Further, the Company operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond the Company's control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Janice Herndon/Manager Corp. Communications
Telephone 210.490.4788
jherndon@abraxaspetroleum.com
www.abraxaspetroleum.com